Exhibit 10.6

Contract No.: (DZGC-XZLHT-2020-025)

Han’s Plaza

Office Building Rental Contract

Signing Place: Beijing, China

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Han’s Global House Rental Contract

Lessor: Han’s Global Technology Co., Ltd. (“Party A”)

Legal representative: Gao Yunfeng

Mailing address: 2F/3F, 5# Building, No. 2 Courtyard, South Ronghua Road, Beijing Economic-Technological Development Area, Beijing

Postal code: 100176

Tel.: 010-87169705

Fax: 010-87169701

Lessee: King Eagle (China) Co., Ltd. (“Party B”)

Legal representative: Wang Wenqiang

Mailing address: 124, 1F, 1# Building, No. 3 Courtyard, Wantong Road, Chaoyang District, Beijing

Postal code: 100015

Tel.: 010-53651203

Fax: 010-53651203

In accordance with the provisions of Contract Law of the People’s Republic of China and Several Provisions of Beijing Municipality on House Leasing Management and on the basis of equality and free will, Party A and Party B hereby enter into this Contract concerning the matters that involve Party B’s renting of Party A’s house through amicable negotiation.

Article 1 Rental Unit and Area

1.1 Party A is the development and construction unit of Han’s Plaza (project popularization name, “Plaza” for short) locate at No. 2 Courtyard, South Ronghua Road, Beijing Economic-Technological Development Area, Beijing

1.2 The house rented by party B refers to Unit (02 (AB), 03 (AB), 04 and 05 (ABC) located on [27]F (elevator floor), Tower T[1] (actual floor as [23]F); the total construction area of the rental unit is [1049.88] m2.

1.3 Party B hereby states that it has already carefully read the relevant information of this house including [Table of Actually Measured Area] (detailed in Appendix 1) and [Project Acceptance Filing Certificate], and has checked the house on the spot before signing this Contract, and thus Party B fully comprehends and accepts the relevant conditions of this house and its existing decoration and facility conditions as well as its relevant qualification formalities.

1.4 Whereas, the property ownership certificate has been handled and the time for completion of the handling of the certificate is not clear yet. Meanwhile, Party A does not have the conditions to handle house leasing registration and recordation in the house administrative department; currently, Party A can provide the following authentic, legal and effective documents: (1) State-owned land use right certificate; (2) Construction land planning license; (3) Construction project planning license; (4) Construction project license; (5) Project acceptance filing certificate, and (6) copy of J.J.G. 2016 No. [61] Document issued by the management committee of Yizhuang Economic Development Area (detailed in appendix ?), which can prove that Party A owns a legal right to rent out the Plaza which can be used by Party B to handle industrial and commercial registration, tax registration and bank account opening, etc.

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Article 2 Rental Usage and Relevant Agreements

2.1 Party B rents Party A’s house for the purpose of conducting [office and e-commerce platform] activities. Party B shall guarantee to engage in business that complies with national laws and regulations, local rules, industry standards, scope of business and agreements reached herein in the house.

2.2 Party B shall finish the handling of all operation qualifications needed for the business under this Contract within 6 months since the date when this Contract is signed, and submit a copy stamped with official seal to Party A for archiving and recordation.

2.3 Without Party A’s prior written consent, Party B shall not change the rental usage agreed here arbitrarily.

2.4 Without Party A’s prior written consent, Party B shall not engage in [financial business, offline sales and external training] activities within the rental area. If Party B violates this paragraph, it shall undertake all losses and legal consequences therefore caused, including but not limited to losses caused to Party A and a third party.

2.5 If conditions including but not limited to gathering of a crowd, sit-ins and door blockage take place due to Party B’s conduct, and consequently Party A’s operation order and reputation are affected, it will be deemed as Party B’s default; in this case, Party A has the right to immediately, unilaterally rescind this Contract, and request Party B to undertake all liabilities for breach of contract and compensate for all the losses therefore caused to Party A.

Article 3 Delivery of House

Party A and Party B shall handle the handover formalities of this house and pay property related expenses at Party A’s office or the office of a property company designated by Party A on [May 16, 2020], and Party A shall deliver the house to Party B according to the standards listed in “Appendix 3”.

Article 4 Lease Term

4.1 The lease term of this Contract lasts for [2] years, i.e. from [May 16, 2020] to [May 15, 2022].

4.2 A period from the agreed date of house delivery to the date of expiry of 12 months is determined as a rental year; the next day after expiry of a rental year is the starting date of another rental year. The rest can be done in the same manner.

Article 5 Decoration Period

5.1 The decoration period lasts for [92] days, i.e. from [May 16, 2020] to [August 15, 2020].

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5.2 During the decoration period, Party B shall pay rent to Party A according to the discounted rental amount (shown in 6.1.2), and abide by other terms of this Contract as well as the relevant regulations formulated by the property company. Furthermore, Party B shall pay property management fee and other expenses payable during the decoration period in accordance with the stipulated time and amount.

Article 6 Paying of Rent, Arrearage and Invoice

6.1 Rent (The rent refers to a tax-inclusive price (including VAT) in this Contract unless otherwise specifically instructed).

6.1.1 Unit Price of Rent

During the lease term, the daily rent of this rental unit is RMB [4.8] Yuan (in words: Four Yuan Eight Jiao) /m2 (per construction area) from the [1st] rental year to the [2nd] rental year. Therefore, the total monthly rent is RMB [153,282.48] Yuan.

6.1.2 Rent Preference

In consideration of factors like Party B’s decoration period, Party A hereby agrees to grant a preference of RMB [459,847.44] Yuan to the annual rent from the [1st] rental year to the [2nd] rental year. Therefore, the monthly rent in the aforesaid year becomes RMB [134,122.17] Yuan (in words: RMB One Hundred and Thirty-four Thousand One Hundred and Twenty-two Yuan One Jiao Seven Fen) after Party A grants the preference.

If this Contract is performed for less than [24] months, and it is terminated ahead of time due to Party B’s reason, Party B will no longer enjoy the rent preference granted by Party A, and thus it shall supplement the preferential amount already enjoyed.

6.2 Payment

6.2.1 The rent shall be paid once every [2] months (hereinafter referred to as “cycle”); the rent is prepaid and the rent of next period shall be paid 15 days before end of each cycle (if this date is a holiday, the rent shall be paid on the final working day before this holiday).

6.2.2 The rent for the first period from [May 16, 2020] to [July 15, 2020], with a total amount of RMB [268,244.34] Yuan (in words: RMB Two Hundred and Sixty-eight Thousand Two Hundred and Forty-four Yuan Three Jiao Four Fen), shall be paid within [5] working days after this Contract is signed; if Party B fails to pay the rent for the first period and performance bond on the agreed date, Party A shall have the right to rent out the rental unit to others.

6.2.3 Party B shall pay house rent, performance bond and all other payables to Party A’s designated bank account via bank transfer. Party A designates the bank account used to collect the aforesaid amount as follows:

Opening bank: Industrial and Commercial Bank of China Beijing Economic-Technological Development Area Sub-branch

Name of account: Han’s Global Technology Co., Ltd

Account number: 0200 3168 1910 0097174

6.3 Overdue Liquidated Damages

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If Party B fails to pay the rent at the agreed time during the entire lease term, Party B shall pay [3‰] of amount unpaid to Party A as rent overdue liquidated damages for each delayed day.

6.4 Invoice

6.4.1 After receiving house rent prepaid by Party B, Party A shall issue a house rent VAT invoice to Party B within 10 working days. If Party B requests the delay of issuing of invoice due to its own reason, it shall submit a written application. However, the delayed period shall not exceed 60 days at most and shall not cross accounting years after Party A receives the house rent prepaid by Party B.

Party B’s invoicing information is as below:

(1)	Name (full name on the business license): King Eagle (China) Co., Ltd.

(2)	Taxpayer’s identification number: 91110105MA01HUYJ4H

(3)	Registered address (registered address on enterprise business license): 124, 1# Building, No. 3 Courtyard, Wantong Road, Chaoyang District, Beijing

(4)	Contact number: 010-53651203

(5)	Opening bank (bank account opening license):

(6)	Bank account (bank account opening license):

(7)	Nature of VAT taxpayer (general taxpayer/small-scale taxpayer).

6.4.2 Party A selects the application of simple tax method, calculates tax payable according to a collection rate of 5%, and issues the relevant VAT invoice. Party B is clear about this situation and recognizes it.

6.4.3 Party A issues special VAT invoice for general taxpayer, and general VAT invoice for small-scale taxpayer respectively.

6.4.4 If Party B’s identity as taxpaying subject is changed, it shall inform Party A in writing within 10 days since the date when the change is made.

Article 7 Performance Bond

7.1 Party B shall pay performance bond that is equivalent to the rent of [1] rental year and [3] months, i.e. RMB [459,847.44] Yuan (in words: RMB Four Hundred and Fifty-nine Thousand Eight Hundred and Forty-seven Yuan Four Jiao Four Fen), to Party A when paying the rent for the first period. After collecting the performance bond, Party A shall issue a relevant receipt to Party B.

7.2 After Party B pays off all rent, property management fee, utilities as well as potential liquidated damages, damage compensation, etc., finishes the handling of site clearing and handover formalities, and issues a certificate indicating that it has already moved out or changed the registered office address upon expiry of the lease term, Party A shall refund the performance bond to Party B in full amount and free of interest within 15 working days with receipt of performance bond submitted by Party B.

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7.3 If Party B still owes any amount upon expiry of lease term (including but not limited to rent, property management fee, utilities, liquidated damages, damage compensation, and funds paid by Party A in advance), Party B shall supplement the owed amount to Party A. If Party B refuses to do so, Party A shall have the right to directly deduct the relevant amount from the performance bond, and refund the remaining part to Party B free of interest. If the performance bond is not enough to deduct the amount owed by Party B, Party B shall further pay in full.

7.4 The performance bond is used to pay off the liquidated damages borne by Party B due to Party B’s default as well as loss or damage caused to Party A or its agents (including but not limited to Han’s Property) due to failure to observe or perform its obligations under this Contract. Party B shall not use performance bond to offset the rent, property management fee or expenses owed.

7.5 If the performance is decreased due to deduction, Party B shall supplement the performance bond to its full amount within [10] days since the date when it receives a written notice from Party A.

7.6 If this Contract is terminated ahead of time due to Party B’s breach of contract, or conditions agreed in 15.3 of this Contract arise to result in the premature termination of this Contract, Party A will not refund this performance bond.

Article 8 Property Management and Relevant Expenses

8.1 The property company designated by Party A is [Shenzhen Han’s Property Management Co., Ltd. Beijing Branch] (hereinafter referred to as “Han’s Property”); when signing this Contract, Party B agrees to sign the relevant property management agreement with Han’s Property.

8.2 The current standard of property management fee of Han’s Property is RMB [23] Yuan/month/m2.

8.3 Party B shall pay property management fee and other expenses, including electric charge, telephone bill, overtime air-conditioning fee, and parking lot fee, etc. (please see each charging standard formulated by the property company and modified from time to time according to the provisions of the relevant departments of the State and Beijing Municipality) in accordance with the standard and method stipulated in the relevant property management agreement; and Party B shall guarantee to abide by other normative management documents formulated by Han’s Property.

8.4 After Party B pays the aforesaid expenses to Han’s Property, Han’s Property shall provide the relevant invoice as the case may be.

8.5 During the cooperation between Party A and Party B, Party A shall have the right to replace the property company. However, in this case, it shall inform Party B in writing one month ahead of time.

Article 9 House Decoration

9.1 If Party B needs to decorate, including but not limited to redecoration, addition or change of original auxiliary facilities and equipment, it shall submit a written decoration application to the property company designated by Party A 7 days ahead of time, and attach a whole set of copies of decoration construction drawings as well as other data required by the property company. Without written approval from Han’s Property, Party B shall not construct.

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9.2 If the decoration needs to be approved or recorded by a relevant department, Party B shall obtain approval or recordation document from the relevant department, handle the relevant administrative approval formalities, and pay the relevant expenses itself.

9.3 If Party B decorates, fits, repairs or changes the house according to the agreements reached here, it shall meet the requirements from departments in charge of fire protection and environmental protection, as well as other competent governmental departments. Party B shall not open business until the acceptance from the aforesaid departments is passed; if rectification is needed, Party B shall pay the expenses therefore incurred.

9.4 If Party B’s decoration scheme fails to be approved by Party A, the property company designated by Party A, departments in charge of fire protection and environmental protection, as well as other competent governmental departments, Party B shall take responsibility for delay and loss therefore caused as well as all losses therefore caused to Party A.

9.5 Party B’s decoration activities shall abide by the provisions of the property company designated by Party A on decoration management, and pay the relevant expenses according to the provisions of the property company.

9.6 Party A or the property company has the right to standardize and manage the decoration, splitting, building, equipment installation or reconstruction of this house, including reasonable management of access of Party B’s construction personnel, transport of materials, construction time, construction safety and other relevant matters.

9.7 Party B shall hire a decoration unit with the relevant qualification of level two and above to construct. If Party B or the decoration unit hired by Party B or a third party causes certain damages to the rented house, or their or others’ property losses and casualties during the construction period, Party B shall be held responsible. If a dispute arises because other tenants’ normal operating activities are affected by construction, Party B shall be responsible for fixing the problem. If the relevant loss is borne by Party A for Party B first, Party A shall have the right to demand compensation from Party B, and request Party B to pay 10% of the part borne by Party A as service fee.

9.8 After completing the decoration of the house as agreed herein, Party B shall provide the property company with a whole set of copies of decoration as-built drawings which shall be checked and confirmed by the property company and then affixed with official seal by Party B. Party A and the property company shall spare no effort to coordinate Party B to complete the reconstruction acceptance of the rented house.

Article 10 Maintenance and Repair of House and Auxiliary Facilities

10.1 Party A’s and/or Property Company’s Repair Obligation

10.1.1 When Party B finds out any damage or fault in this house and its auxiliary facilities during the lease term, it shall timely inform Party A and/or Han’s Property to repair. If Party B delays reporting for repair to result in the expansion of loss, Party B shall assume the relevant responsibility. Party A and/or Han’s Property shall timely give a feedback and assign personnel to repair after receiving Party B’s notice.

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10.1.2 During the lease term, Party A and/or Han’s Property shall guarantee that this unit and its auxiliary facilities are under a normally usable and safe status; Party A and/or Han’s Property shall check and maintain this unit, and shall inform Party B in advance in this case; Party B shall coordinate during such check and maintenance; Party A and/or Han’s Property shall reduce the influence on Party B’s use of this unit.

10.1.3 Party B shall allow Party A and/or Han’s Property to enter this unit, survey the repair status of this unit, check the auxiliary facilities in this unit, and carry out necessary renovation and maintenance works after giving a prior notice to Party B and within reasonable time that possibly does not affect Party B’s work.

10.1.4 In case of an emergency, the staff of Party A and/or Han’s Property shall enter this house with the company of Party B’s personnel during the working hours. However, beyond the working hours, or given that Party B cannot be reached, Party A and/or Han’s Property or its authorized representative may enter this house without a prior notice. However, Party A and/or Han’s Property shall explain the situation to Party B in writing, and take responsibility and compensate for the damages caused due to enter into this house. If the emergency occurs in the house rented by Party B, Party A will not be required to assume damage compensatory responsibility.

10.2 Party B’s Repair Obligation

10.2.1 During the lease term, Party B shall reasonably use and take good care of this unit and its auxiliary facilities. If this unit and its auxiliary facilities are damaged or become faulty due to its improper or unreasonable use, Party B shall be responsible for repair or compensation; if Party B refuses to repair or assume compensatory responsibility, Party A may repair or replace on its behalf and expenses incurred shall be borne by Party B. Party A shall have the right to demand compensation from Party B, and request Party B to pay 10% of the part borne by Party A as service fee.

10.2.2 During the lease term, Party B shall keep this unit and the equipment and facilities provided by Party A inside it under a rentable and favorable status that comply with the original shapes (except natural wastage).

10.2.3 The responsibilities for repairing and maintaining auxiliary facilities and equipment added by Party B during the lease term shall be fully borne by Party B. If Party B does not renew this Contract anymore, or this Contract is terminated due to Party B’s reason, Party A may request Party B to demolish the facilities and equipment it has added as needed, and Party B shall not damage this house. The expenses therefore incurred shall be borne by Party B.

10.3 Compensatory Responsibility for Losses Caused by Renovation Responsibility

Party A and Party B are obliged to check, maintain, renovate and replace their own equipment and facilities. If either party causes a certain loss to the other party or a third party when performing this obligation, it shall assume compensatory responsibility independently.

Article 11 Use and Management of Parking Space

11.1 When using parking space of Han’s Plaza, Party B shall abide by the relevant provisions formulated by Party A and Han’s Property.

11.2 The Lessor provides the Lessee with the qualification to use [5] parking spaces during the lease term, and the Lessee shall pay the expenses according to the charging standard stipulated by the property management company.

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Article 12 Return of House

12.1 Party B shall recover the rental unit into its original shape and return it to Party A after clearing and cleaning in accordance with the standards agreed in “Appendix 5” to this Contract upon expiry or premature rescission of the lease contract term. Party B shall pay all expenses incurred for the demolition of the added decoration and fitment in the rental unit (including but not limited to fixtures, decorations, additions, separators, ground pavings, devices and changes added by Party B) itself, and undertake all repair expenses incurred for the damages caused due to the aforesaid demolition.

12.2 Despite the provisions stipulated in 12.1 above, Party A has the right to perform the obligation to demolish decoration and fitment in the rental unit without following the provisions of 12.1 above after Party A’s prior approval is obtained and Party B pays all expenses needed to recover the rental unit into its original shape (recognition of all expenses: Refer to total amount jointly confirmed by Party A and Party B after Party B provides Party A with details of the relevant decoration, fitment, recovery and repair expenses before the date of termination of this Contract). In this case, the decoration and fitment in Party B’s rental unit belong to Party A, and Party A is not required to give Party B any economic compensation.

12.3 Party A and Han’s Property will conduct tripartite acceptance for the house upon Party B’s returning of it. The house will be deemed as finally returned to Party A after Party B settles each expense and returns the keys.

12.4 If Party B uses the address of this house as the company’s registered address, mailing address as well as registered address of the relevant license(s), it shall handle relocation, cancellation or change formalities within two months before the date of termination of this Contract so as to ensure that Party A may continuously use and rent out this house without any influence.

12.5 Party A has the right to request Party B to move all its articles out of this house at Party B’s own expense when Party B returns it no matter what the reason is to cause the termination of this Contract. When demolishing the added equipment or facilities, Party B shall not damage the original structure of the house and its facilities. If the status of this house upon return does not comply with the aforesaid provisions, Party A shall have the right to request Party B to take measures, or take such measures itself to make the status of this house comply with the provisions of 12.1 above. All expenses therefore incurred shall be borne by Party B.

12.6 After Party B returns the house, or Party A forcefully takes back the house due to Party B’s unilateral breach of contract, the ownership of articles not demolished or still left in the rented house will be deemed as waived by Party B, and Party A has the right to dispose them by itself.

12.7 Except for the expiry of lease term of this Contract, if Party A unilaterally rescinds this Contract according to the provisions of this Contract or laws and regulations, Party B shall empty and return this house within 5 days since the date when it receives receiving a written notice of rescission of this Contract from Party A; if this Contract is terminated ahead of time due to other reasons like force majeure or act of government, Party B shall empty and return this house within 30 days since the date when when it receives receiving a written notice of rescission of this Contract from Party A.

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12.8 If Party B’s demolishing behavior causes any loss or damage to Party A or any third party during the process of moving-out or after termination of this Contract, Party B shall assume the relevant compensatory responsibility.

12.9 When moving out, Party B shall not obstruct Party A’s letting activities in this house for no reason.

12.10 If Party B fails to return the house to Party A according to the house return status and time agreed here upon expiry or premature rescission of lease term of this Contract, Party A will collect house occupation fee from Party B according to agreements reached in 16.2 of this Contract. If Party B still does not return the house with a delay of 5 days, Party A shall have the right to forcefully take back the rental unit and clear it. The losses therefore caused shall be borne by Party B.

Article 13 Sublease, Transfer and Exchange

13.1 The house can only be used by Party B itself; without Party A’s written consent, Party B shall not have any of the following behaviors:

1)	Sublease;

2)	Transfer this Contract;

3)	Let a third party operate and use the house;

4)	Use this house together, or exchange the use of all or a part of the house with a third party by any means.

13.2 Party B definitely agrees to waive the right of first refusal during the lease term no matter whether Party A sells or transfers this house to the internal company of the group, or a third-party company. At that time, Party A’s relevant rights and obligations under this Contract shall be enjoyed and undertaken by the transferee of this house.

13.3 If Party A transfers this house to any third party, it shall disclose the fact that this house is already rented out to Party B to the transferee, and timely inform Party B of the fact that this house is already transferred to a third party.

13.4 If the rented house is transferred or assigned due to Party A’s internal events like enterprise transformation, asset appropriation and enterprise restructuring, it shall inform Party B in writing within 5 working days after such changes occur, and the Parties shall handle the relevant formalities through negotiation.

Article 14 Insurance

14.1 Party B shall purchase a relevant limit of insurance for the property, equipment and decoration added by Party B in the rental unit.

14.2 Party B shall purchase a relevant limit of insurance for personal property damage liability possibly taking place within the rental unit.

Article 15 Change, Rescission and Termination of Contract

15.1 This Contract can be changed or rescinded after the Parties reach negotiated consensus. Change or rescission of this Contract shall be conducted in writing and shall come into force after the Parties sign names and affix seals.

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15.2 This Contract is terminated and neither Party A nor Party B will assume liabilities for breach of contract under any of the following circumstances. In this case, Party A shall return the performance bond already paid by Party B and rent not incurred yet.

1)	The land use right within the scope of occupation of this house is taken back ahead of time according to law;

2)	This house is legally included in the scope of house demolition and relocation due to urban construction demand, and is relocated during the contract term;

3)	Party A cannot rent out this house to Party B as agreed due to the influence of other government planning or act;

4)	This house is destroyed, lost or authenticated as a dangerous house due to the reason of either Party A or Party B;

5)	The continuous performance of this Contract goes against the new national policies, orders and provisions.

15.3 Party A has the right to unilaterally rescind this Contract under any of the following circumstances, and Party B shall return the house according to Article 12 of this Contract within 5 days after Party B receives a written notice of rescission from Party A.

1)	Where Party B violates the agreements reached in Article 2, Article 3 and Article 14 of this Contract;

2)	If Party B decorates the house or adds major auxiliary facilities without Party A’s written consent, or approval and acceptance from governmental departments, or beyond the scope and requirements approved by party A in writing or approved by governmental departments, or changes the originally approved decoration scheme after obtaining approval from governmental departments and Party A’s written consent;

3)	Party B subleases, sublets or transfers this house to others for renting or exchange this house with others’ house without Party A’s written consent;

4)	Party B delays the paying of any payable beyond the rent for the first period (executed according to paragraph 5 of this article) for 10 continuous days (including given figure) or twice or above accumulatively during the lease term;

5)	Party B fails to pay the performance bond and rent for the first period as scheduled;

6)	Party B utilizes this house to engage in illegal activities or illegal operation;

7)	Party B uses this house illegal or improperly and consequently this house is destroyed, lost or authenticated as a dangerous house;

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8)	Party B fails to provide the relevant facilities according to the provisions on fire safety within the rental area, or the facilities provided do not comply with provisions on fire safety, and rectification hasn’t been completed within a time limit defined by party A or the relevant department;

9)	Party B’s storage of combustible, explosive, radioactive, polluting, corrosive, toxic and hazardous articles in the rented house must comply with the provisions of the relevant laws and regulations of the State on work safety. But, Party B fail to comply with the said provisions and complete rectification within the defined time limit;

10)	Party B has other behaviors that seriously violate the agreements reached herein.

15.4 If Party A has any of the following circumstances, Party B shall have the right to unilaterally rescind this Contract and return the house within 15 days after a written notice is served to Party A.

1)	Party A delays the delivery of this house for more than 30 days from the agreed time;

2)	The house delivered does not comply with the agreements reached herein and consequently Party B cannot use the house in accordance with the rental usage agreed herein;

3)	Party A does not undertake the agreed obligations for warranty and repair, and consequently Party B cannot use the house in accordance with the rental usage agreed herein;

4)	Party A has no ownership over this house;

5)	This house is destroyed, lost or authenticated as a dangerous house due to Party A’s reason.

Article 16 Liabilities for Breach of Contract

16.1 If Party A delays the house delivery for less than 30 days in violation of agreements reached in Article 3 of this Contract, Party A shall postpone Party B’s decoration period according to the overdue days; if Party B delays the collection of the house for less than 30 days in violation of agreements reached in Article 3 of this Contract, the decoration period will not be postponed.

16.2 If Party B cannot return the house to Party A as scheduled in violation of agreements reached in 12.1 or 12.7 of this Contract, or the house returned does not meet Party A’s requirements, it will be deemed that the return of the house is delayed, and consequently Party B shall pay house occupation fee to Party A for each delayed day using the calculation method below until Party B returns the house that meets Party A’s requirements to Party A: Three times of daily rent standard in the final rental year of contract performance × Overdue days. If the house occupation fee is not enough to compensate for Party A’s loss, Party A shall have the right to claim compensation.

16.3 If Party B violates the circumstances agreed in 13.1, Party A shall have the right to take back the house immediately. Party B agrees that the performance bond belongs to Party A and Party A will undertake all economic losses therefore caused to Party A.

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16.4 If this Contract is terminated due to circumstances agreed in 15.2, Party A shall refund rent and performance bond already paid by Party B but not due yet, and shall give at least 60 days for Party B to move out of and return the house. However, Party B must pay the rent incurred during this period in accordance with the daily rent standard in current year.

16.5 If this Contract is rescinded according to the circumstances agreed in 15.3, Party B shall agree to waive the performance bond already paid as liquidated damages for premature rescission of this Contract paid to Party A. Also, Party B shall undertake all economic losses therefore caused to Party A, including but not limited to court costs, counsel fee and other relevant expenses. Besides, Party A shall have the right to take back the house 5 days after notice of rescission of this Contract is served to Party B.

16.6 If this Contract is terminated according to the circumstances agreed in 15.4, Party A shall refund Party B’s performance bond and also pay one time of performance bond as liquidated damages for premature rescission of this Contract, and refund rent already paid by Party B but not yet used free of interest.

16.7 If Party B puts forward the premature rescission of this Contract during the lease term, it shall inform Party A in writing [2] months ahead of time, and Party A has the right to deduct all performance bond already paid by Party B as compensation for premature rescission of this Contract; if Party B fails to complete the obligation of prior notice within the aforesaid time limit, Party A shall have the right to deduct all performance bond already paid by Party B, and request Party B to pay extra [2] months’ rent as compensation for premature rescission of this Contract.

16.8 If Party A puts forward the premature rescission of this Contract, Party A shall inform Party B in writing [2] months ahead of time, and Party B has the right to request Party A to return all performance bond already paid; if Party A　fails to complete the obligation of prior notice within the aforesaid time limit, Party B shall have the right to request Party A to refund all performance bond already paid by Party B, and request Party A to pay extra [2] months’ rent as compensation for premature rescission of this Contract.

Article 17 Joint and Several Liabilities

If this house is used by two or more actual users (individuals and/or entities) at present or in the future:

(1)	The aforesaid individuals and/or entities shall undertake joint and several liabilities for each of Party B’s obligations under this Contract;

(2)	Party A is entitled but is not obliged to the liabilities of any aforesaid personnel or entities under this Contract, or compromise concerning such liabilities, or give time or other preference at any time without influencing the other parties’ due liabilities.

Article 18 Parties’ Rights and Obligations

18.1 Party A’s Rights and Obligations

18.1.1 Under the condition that Party B has paid rent and all other expenses payable as scheduled and performed and observed all its obligations under this Contract during the lease term, Party A shall not disturb Party B’s normal use of the rental unit. If Party B fails to pay the rent as scheduled, or owes other relevant expenses payable, Party A shall have the right not to provide house cooling, heating and other relevant services itself or by notifying the property company to do so; when the conditions for rescission of this Contract are fulfilled, Party A shall have the right to enclose the entrance door of the rental unit itself or by notifying the property company to do so, and Party A will not be required to undertake any loss therefore caused to Party B.

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18.1.2 Party A shall be responsible for repairing the damages caused to the main structure of the rental unit and the equipment and facilities provided by Party A due to natural wastage and their own quality problems, and paying the repair expenses therefore incurred.

18.1.3 After notifying Party B, Party A may bring any future tenant(s) to visit and check the exhibited rental unit within proper normal working time three months before expiry of lease term of this Contract. However, it shall not seriously influence Party B’s normal work order.

18.1.4 Party A shall provide Party B with connections to utilities like water, electricity and telephone.

18.1.5 Party A has the right to decide on the use of exterior wall and public areas of the Plaza, and transfer or assign such right to others.

18.1.6 Party A’s acceptance of Party B’s rent or other expenses shall not be deemed as Party A’s waiver of the right to demand Party B to take responsibility for its violation of any of its provisions to observe and perform under this Contract.

18.1.7 Party A’s forgiving of Party B’s violation of any of its responsibilities under this Contract once or for multiple times shall not constitute the basis for Party A’s waiver to hold Party B liable for any of its continuous, subsequent breaching behaviors; or shall not impair or influence Party A’s exercising of right and remedial measures against any of Party B’s continuous, subsequent breaching behaviors at any aspect. Party A’s performance or non-performance of any event shall not constitute Party A’s waiver to investigate Party B’s breaching behavior unless Party A otherwise indicates expressly in writing to waive the holding of Party B liable.

18.1.8 If Party B does not return the rental unit within agreed time under this Contract, Party A shall have the right not to provide all energy and property services itself or by notifying Han’s Property to do so, and will take back the rental unit as agreed herein.

18.1.9 Rights and remedial measures enjoyed by Party A according to the aforesaid provisions of this Contract do not influence or exclude Party A’s other remedies and rights enjoyed in accordance with laws or terms of this Contract.

18.2 Party B’s Rights and Obligations

18.2.1 Party B is entitled to use this rental unit within the lease term without being illegally disturbed by Party A or its representative under the precondition that Party B pays the rent according to provisions of this Contract and observes and performs all the provisions supposed to be observed and performed under this Contract;

18.2.2 Party B shall submit an application for renewal of the lease to Party A in writing [90] days in advance upon the date of expiry of lease term. After receiving Party B’s application, Party A will decide to renew the lease with Party B or not and determine the relevant conditions for renewal based on the actual circumstances then, and complete the signing of Lease Renewal Agreement 60 days before expiry of the lease term; if Party B does not submit the written application, it will be deemed that Party B waives this right.

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18.2.3 Party B shall strictly abide by all rules and management regulations related to the rental unit as formulated by Party A and Han’s Property at present or in the future on an irregular basis; such rules and regulations come into force after Party A or Han’s Property sends a written notice to Party B.

18.2.4 Party B shall not put any articles that may block or cause damage, danger or pollution or any toxic or radioactive articles to pipelines and lines used in the rental unit, including pipelines and lines used for water supply and drainage, natural gas, power supply, telecommunication and data processing;

18.2.5 Party B shall not damage, injure or stain the facilities of the Plaza as well as any parts of structures or decorations of areas of the Plaza stipulated in Party A or Tenant Manual as for public use;

18.2.6 Party B shall not set off firecrackers or burn any articles in any places of the rental unit or the Plaza;

18.2.7 Party B shall not bring or put any drugs, guns, dangerous articles, combustibles, explosives, hazardous articles, dangerous articles or disgusting articles in the Plaza or rental unit;

18.2.8 Party B shall not use the rental unit for any illegal or immoral purposes, or use them for any dangerous, hazardous, boisterous and disgusting business, or use the rental unit in a way that disgusts adjacent owners or tenants;

18.2.9 Party B shall not use the rental unit to convene public gathering, or use it as residence, or raise animals inside;

18.2.10 Party B shall not use the Plaza as well as its pipelines, lines or any other parts in an overloading way;

18.2.11 Party B shall clean the garbage to Party A’s designated place and trash bin on a daily basis, and keep the rental unit clean, tidy and orderly;

18.2.12 Party B shall not obstruct any roads, sidewalks or stairs in the Plaza or utilized by the Plaza, or adopt any behaviors that may obstruct others’ use of the roads, sidewalks or stairs;

18.2.13 Party B shall not park or handle goods beyond Party A’s designated parking area or goods handling area (if any);

18.2.14 Party B shall not clean vehicles in Party A’s designated parking area;

18.2.15 Party B shall use contractor approved and consented by Party A in advance when conducting any repair or decoration work for the rental unit, and supervise and ensure that this contractor abides by the provisions formulated by Party A concerning the repair or decoration works. If the repair or decoration works involve the Plaza’s fire safety facilities, air-conditioning system and telecommunication, Party B shall use a contractor with relevant construction qualification and recognized by Party A or Han’s Plaza;

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18.2.16 Party B shall not carry out any open profit-oriented training or allow any sales, auction, loan clearing upon close-down or similar selling activities in the rental unit;

18.2.17 Party B shall guarantee that the rental unit is only used for office work. Party B shall not utilize the rental unit to engage in the production and storage of goods or commodities, except a little quantity of goods or commodities displayed as samples and exhibitions that comply with the business operated by Party B;

18.2.18 Party B shall not transport furniture or other large articles to the rental unit within normal working hours. Party B shall not use passenger elevator for the purpose of handling at any time, or load articles beyond the elevator’s design load weight to any freight elevator or passenger elevator of the Plaza.

18.2.19 Party B shall not cook or allow others to cook or prepare food within the rental unit, or send or spread unusual smell or peculiar smell in the rental unit;

18.2.20 Party B shall take all necessary steps and measures to prevent the rental unit or any part of it from being harmed by termite, rat, cockroach or any other harmful insects or parasites;

18.2.21 Party B shall not solicit business and distribute any propaganda materials, notices or advertising matters in any other places outside the rental unit or within the Plaza via its personnel or agents or by allowing others to do so;

18.2.22 Party B shall not allow anyone to stay over night within the rental unit;

18.2.23 To ensure the safety of rental unit, Party B shall provide Han’s Property with a list of employees in charge of handling emergent affairs beyond office hours. In case of change in emergency contact, Party B shall timely inform Han’s Property;

18.2.24 Party B shall hand over the spare keys or access control card of the rental unit to Han’s Property. When a fire occurs, or other emergent or suspiciously emergent situation occurs, Han’s Property shall have the right to enter the rental unit for handling of this situation using spare keys or access card card;

18.2.25 Party B shall abide by and ensure that its employees, visitors, and contractors abide by the relevant fire safety regulations and safety rules formulated by Party A, and provide enough portable fire extinguishers in the rental unit;

18.2.26 Party B shall not install unusual machinery equipment, or devices and machinery equipment beyond the capacity of the circuits and water drainage facilities of the rental unit in the rental unit or the Plaza, and shall not install equipment with weight going beyond the ground bearing capacity (Party A has the right to stipulate the maximum weight, installation positions and installation method of heavy objects);

18.2.27 Party B shall not change, convert or add the loads of water, electricity and central air-conditioning without Party A’s written consent.

18.2.28 Han’s Plaza is a non-smoking building. Party B shall guarantee to keep a smoke-free work environment in the rental unit or public areas. Party B shall guarantee that its employees and/or visitors abide by the agreements reached in this paragraph. Party B agrees to assume joint and several liabilities for the behaviors of its employees and/or visitors in violation of agreements reached in this paragraph.

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18.2.29 Party B shall strictly abide by the internal security work rules and regulations in the Plaza, take responsibility for the management of security work as well as internal employees and vehicles of the rental unit. Party B shall not utilize the rental unit to engage in various kinds of unlawful and illegal activities, and shall install and use technical protection facilities and equipment according to required specifications, and ensure that the technical protection and material protection facilities in the rental unit complete and effective. Furthermore, Party B shall provide its own basic conditions, including name of unit, registered address, legal representative, employees, nature of unit, scope of business, person in charge of the security work, and management measures for the precious articles in the unit, etc.

18.2.30 When a natural disaster or emergency occurs, Party B shall actively take remedial measures under the precondition that Party B’s personal safety is assured. If Party B fails to timely take measures to result in the expansion of loss in the rental unit, the loss of the expanded part shall be borne by Party B.

18.2.31 Party B shall be responsible for personal injuries or property losses caused in the rental unit. Besides, Party B hereby promises and agrees to compensate Party A for expense requests, claims, lawsuits and any legal procedures lodged by anyone against Party A due to any of the aforesaid accidents, losses, damages or injuries, as well as all expenses and expenditures therefore incurred, including counsel fee.

Article 19 Notification and Service

19.1 Any document or notice for the purpose of the contract or related to it shall be sent in person, or by mails and express or faxed to the contact address and/or contact information listed below, otherwise it’s invalid.

Contact Person of Party A: Wu Panpan	WeChat:18210034615

Mailing Address: Office Building Operating Center, 2F, Building 5, No. 2 Yard, Ronghua South Road, Beijing Economic-Technological Development Area

Tel.: 18210034615	E-mail Address: wupp61195@hanslaser. com

Contact Person of Party B: Niu Jianxin	WeChat: niujianxin002

Mailing Address: No. 76, Fukang Road East Street, Lutai Industrial Area, Lunan District, Tangshan City, Hebei Province

Tel.: 13911008014	E-mail Address:

In case of any changes to the contact address and/or contact information of one contracting party to be informed, the other party shall be informed in writing within three days after such changes, and the former address shall prevail before the notice of address change is received. If such document or notice is sent in person, it shall be regarded as effective delivery upon being signed and received by the recipient or the authorizer, the successor, employee and agent. If the recipient refuses to sign, the notice can be sent by posts.

19.2 The date of service for notice shall be decided as per the following methods:

19.2.1 The notice sent by a specially-assigned person shall be regarded as effective delivery upon being sent by the person;

19.2.2 The notice sent by registered letters (with the postage being prepaid) shall be regarded as effective delivery on the 7th day after being sent (subject to the postmark);

19.2.3 The notice sent by express shall be regarded as effective delivery on the 3rd day after being sent by legal express services;

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19.2.4 The notice sent by fax shall be regarded as effective delivery on the first working day after faxing.

19.2.5 The notice sent by posts shall be regarded as effective delivery upon being posted on the entry door or other striking places.

Article 20 Confidentiality Obligations

Before, during or after the contract is signed, without the written notice of the other party, it’s prohibited from disclosing the house leasing affairs in any mode. All data and materials provided by one contracting party to the other party when negotiating, signing and performing the contract shall be regarded as confidential information, including but not limited to document copies, design drawings and other intellectual property rights, commercial secrets and any data, and all parties shall be obligated to keep such information confidential. In case that any party violates the confidential obligations, it’s requested to compensate for all losses incurred to the other party.

Article 21 Force Majeure

In case that force majeure has resulted in two or one contracting party failing to perform the obligations under the contract in whole or in part, this shall not be regarded as a breach of contract, and the two parties can cancel the contract through negotiations. But reasonable remedial measures shall be taken, to lower losses. In case that the party subjected to force majeure fails to inform the other party in time, causing the expansion of losses, such expanded losses shall be borne by the obligor of notice.

Article 22 Effect of Contract and Dispute Settlement

22.1 The contract and the supplementary agreement as well as the appendix shall constitute all agreements signed by Party A and Party B considering items involved in the contract, and shall replace all oral and written agreements for items recorded in the contract. The two parties have paid full attention to any clauses of the contract, including but not limited to clauses related to respective or joint restrictions of Party A and Party B or their exemption from liabilities. The two parties agree to confirm the aforesaid content in the article by signing the contract.

22.2 Disputes under the contract shall be solved by the two contracting parties through negotiations or applied for mediation. If negotiation or mediation fails, a lawsuit can be filed in the people’s court where the house is located.

Article 23 Contract Text

23.1 As for uncovered matters in the contract, supplementary agreement can be concluded after Party A and Party B have reached a consensus, and both the supplementary agreement and appendix shall be inseparable parts of the contract, with equal legal effect.

23.2 The contract shall come into effect after being signed and sealed by Party A and Party B, with the down payment and performance bond being paid by Party B. The contract and the appendix are made in sextuplicate, with Party A and Party B holding three and two copies respectively, and one copy being filed by the management department, and all copies are of equal legal effect.

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Party A: Han’s Global Technology Co., Ltd.	Party B: King Eagle (China) Co., Ltd.

Special Seal for Contract of Han’s Global Technology Co., Ltd. (Sealed)	Special Seal for Contract of King Eagle (China) Co., Ltd. (Sealed)

Authorized Representative:	Authorized Representative:

Seal of Xie Guodong (Sealed)	Seal of Wang Wenqiang (Sealed)

DD/MM/YY	June 15, 2020

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Appendix:

Appendix I: [Table of Measured Area]

IV. Computation Table of Housing Construction Area by Households (Table 4)

Project Name: Han’s Plaza Building No.: Building 1

Part and Room No.	Construction Area	Wherein			Sharing Coefficient for Shared Areas
		Room Construction Area	Balcony Construction Area	Shared Construction Area	0.447562
					Remarks
2105-C	142.44	98.40		44.04	
22F (22)					
2201-A	133.20	92.02		41.18	
2201-B	139.53	96.39		43.14	
2201-C	123.03	84.99		38.04	
2202-A	120.38	83.16		37.22	
2202-B	121.05	83.62		37.43	
2203-A	130.58	90.21		40.37	
2203-B	130.08	89.86		40.22	
2204	130.73	90.31		40.42	
2205-A	132.25	91.36		40.89	
2205-B	159.36	110.09		49.27	
2205-C	140.65	97.16		43.49	
23F (23)					
2301-A	133.20	92.02		41.18	
2301-B	137.71	95.13		42.58	
2301-C	121.57	83.98		37.59	
2302-A	119.11	82.28		36.83	
2302-B	119.77	82.74		37.03	
2303-A	128.54	88.80		39.74	
2303-B	129.30	89.32		39.98	
2304	129.95	89.77		40.18	
2305-A	130.61	90.23		40.38	
2305-B	153.76	106.22		47.54	
2305-C	138.84	95.91		42.93	
24F (24)					
2401-A	129.21	89.26		39.95	
2401-B	132.92	91.82		41.10	
2401-C	120.06	82.94		37.12	
2402-A	117.90	81.45		36.45	
Sub-total of the page	3545.73	2449.44		1096.29	
Total

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Appendix II: Charging Standard of the Office Towers

Items	Content	Charging Standard	Remarks
Management Fees	Property management fees	RMB 23.00/ m2/month	It shall be calculated as per the construction area of the leasing unit from the date for customers to enter the site for decoration, and the leasing clauses shall prevail, in case of additional regulations in the Leasing Contract of Office Towers.
	Deposit for management fees	Equivalent to three-month management fees	The deposit can be returned, and the leasing clauses shall prevail, in case of additional regulations in the Leasing Contract of Office Towers.
Energy Fees	Electric charges	RMB 1.2/KWH	It shall be purchased in advance as per the amount of usage
	Overtime air conditioning fees	RMB 0.6/h/ m2	RMB 300/h is charged for area below 500m2 (inclusive), and RMB 0.6/m2/h is charged for area above 500m2, while RMB 800/h is charged at most for single floors.
Access Card		RMB ***/pcs	It shall be confirmed as per the actual production cost, and shall be supplemented, in case of any damage or loss.
Decoration	Deposit for decoration	RMB 46/ m2	The deposit can be returned three months after passing decoration completion acceptance, and the minimum amount charged is RMB 5,000.
	Decoration service fees	RMB 11/ m2/4 months	It shall be calculated as per the construction area of the leasing unit, including the fees for drawing audit, the use of freight elevator, water for construction as well as the inspection and acceptance. In case of exceeding 4 months, the decoration service fees shall be re-paid as per the construction area.
	Electric charges for decoration	RMB 1.2/KWH	It shall be charged as per actual amount of usage
	Pass card for construction personnel	RMB 20/pcs	The deposit is RMB 10, which can be returned, while the other RMB 10 is the nominal fee. The deposit won’t be returned, if the pass card or deposit receipt is lost
	Air conditioning/firefighting discharge fees	RMB 1,000/time	Expenses shall be further negotiated, in case of major transformation projects.
	Service fees for leasing fire extinguisher	RMB 10/set/month	The deposit is RMB 100/set, and won’t be returned, if the fire extinguisher is used or damaged
	Transport fees for construction garbage	RMB 7/m2/4 months	It can be independently cleaned or uniformly cleaned by the property company. As for the later one, it’s requested to stack at the specified place as required. As for the first one, it’s requested to submit the effective cleaning license.
Parking	Underground long-term rent parking place	RMB****/month	Including the fees for making the vehicle certificate
Remarks: The first water card will be provided to customers free of charge.

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Appendix III: Rental Housing Delivery Standard

Left-over Decoration

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Appendix IV: Enterprise Qualification and Qualification Copies of General Taxpayer Stamped with Seals

Appendix V: Rental Housing Return Standard

1. Basic decoration return standard:

Party B shall deliver the rental unit to Party A on the date of delivery, with the following equipment being installed:

McQuay dual-pipe fan coil air-conditioning system;

Fire sprinkler system;

Fire smoke detection system;

Delivery of leasing area with simple decoration (ceiling, white wall, network floor, ceiling-mounted energy-saving lamp and curtains shall be installed in place);

Glass doors (4 pcs)

Remarks:	The “Unit Acceptance Table of Han’s Plaza” signed by Party A or Han’s Plaza with Party B for house handover shall prevail

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